UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2016
_____________________
Cohen & Steers, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________

Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

_________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 5, 2016, Cohen & Steers, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, each shareholder of record of common stock of the Company on March 10, 2016 was entitled to vote at the Annual Meeting. Each shareholder was entitled to one vote per share of common stock. A total of 45,262,150 shares of common stock (98.74% of all such shares entitled to vote at the Annual Meeting) were represented in person or by proxy.

At the Annual Meeting, the shareholders of the Company (i) elected the six director nominees to the board of directors of the Company to serve until the 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and (iii) approved, by a non-binding advisory vote, the compensation of the Company’s named executive officers.  Set forth below are the final voting results with respect to each matter submitted to a vote of the shareholders.

(i)	Election of nominees for director:

	Aggregate Votes
Nominees	For	Against	Abstained	Broker Non-Votes
Martin Cohen	42,011,886	450,865	2,742	2,796,657

Robert H. Steers	42,346,179	116,539	2,775	2,796,657

Peter L. Rhein	42,339,199	123,408	2,886	2,796,657

Richard P. Simon	40,548,984	1,913,622	2,887	2,796,657

Edmond D. Villani	42,339,149	123,458	2,886	2,796,657

Frank T. Connor	42,404,580	57,824	3,089	2,796,657

(ii)	Ratification of appointment of Deloitte & Touche LLP:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
44,916,517	337,266	8,367	N/A

(iii)	Approval, by a non-binding advisory vote, of the compensation of the Company’s named executive officers:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
38,757,421	3,691,621	16,451	2,796,657

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: May 10, 2016	By:	/s/ Adam Johnson
Name: Adam Johnson Title: Senior Vice President, Associate General Counsel and Assistant Secretary